EXHIBIT 99.1
NEWS
                                                   Delta and Pine Land Company
                                                   P.O. Box 157
                                                   Scott, Mississippi 38772
--------------------------------------------------------------------------------

Contact:   Investors                           Media
           Tom Jagodinski                      Stephanie Pillersdorf/Keil Decker
           Delta and Pine Land Company         Citigate Sard Verbinnen
           (662) 742-4518                      (212) 687-8080

For Immediate Release

                       DELTA AND PINE LAND COMPANY REPORTS
            FOURTH QUARTER AND FISCAL YEAR END 2003 FINANCIAL RESULTS

      SCOTT, MS, October 28, 2003 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced financial results for the fourth fiscal quarter and year ended August 31, 2003.

      Annual Operating Results
      Net income for the year ended August 31, 2003, was $0.93 per diluted share compared to $0.84 in the prior year, before legal expenses related to the D&PL versus Monsanto/Pharmacia litigation of $0.21 in 2003 ($0.08 in 2002), and special charges in 2003 of $0.02 per diluted share related to two U.S. location shut downs and workforce reductions at two foreign locations. Diluted earnings per share after such expenses and special charges were $0.70 for the year ended August 31, 2003, compared to $0.76 in the prior year. Net sales for the year increased to $281.3 million from $257.8 million in the comparable prior period. This increase was primarily the result of higher sales of stacked gene cottonseed products and higher soybean sales in the U.S. market. Lower international sales and poor weather in the U.S. and Australia negatively affected our 2003 results. The August 2003 USDA acreage report stated that there were approximately 400,000 fewer acres planted with cotton east of Texas in 2003 than in 2002. Operating expenses increased due to higher pension and payroll related costs.

      Fourth Quarter Results
      Fourth quarter net loss was $0.18 per diluted share versus last year's fourth quarter net loss of $0.17, before legal expenses related to the D&PL versus Monsanto/Pharmacia litigation of $0.07 in 2003 ($0.04 in 2002). Diluted loss per share after such expenses was $0.25 per share for the current year fourth quarter compared to $0.21 per share in the prior year. Net sales in the fiscal 2003 fourth quarter were a negative $0.8 million due to a reduction in revenue from crop loss and replant claims made during the fourth quarter in excess of domestic and international sales. Net sales for the fiscal 2002 fourth quarter were $2.3 million.

      Tom Jagodinski, President and CEO said, "Although weather adversely affected not only planted acreage, but also acres ultimately harvested, we were pleased that we had a better year in 2003 than 2002. The successful launch of new products (although somewhat muted by spring rains), a shift by farmers to stacked gene varieties, and increased sales of soybeans all contributed to the 2003 results. We are well positioned for 2004 with the recent increase in cotton fiber prices to levels not seen in years and our strong product pipeline, which will include the launch of at least two new products in 2004 plus additional supplies of two popular varieties launched this year."
      The following table reconciles net income before unusual items to net income at August 31.

Diluted EPS:                                          Three Months                   Twelve Months
                                                      ------------                   --------------
                                                    2002          2003             2002           2003
                                                    ----          ----             ----           ----
    Net income before legal
       expenses related to D&PL
       versus Monsanto/Pharmacia
       litigation and special charges
      (a non-GAAP measure)                        $    (0.17)   $    (0.18)      $    0.84      $     0.93

    Monsanto litigation expenses                       (0.04)        (0.07)          (0.08)          (0.21)
    Special charges                                     -               -              -             (0.02)
                                                  -----------   -----------      ----------     -----------
    Net income (a GAAP measure)                   $    (0.21)   $    (0.25)      $    0.76      $     0.70
                                                  ===========   ===========      ==========     ===========

      Stock Repurchase Plan
      For the year ended August 31, 2003, the Company announced it had purchased 310,100 shares of its common stock at an aggregate purchase price of $6.1 million. As of August 31, 2003, D&PL has repurchased a total of 1,303,000 shares at an aggregate price of $23.8 million since adoption of its current $50 million stock buyback plan. The Company will continue to purchase its shares from time to time depending on market conditions and other factors.

      Quarterly Dividend
      The Company also announced its Board of Directors had declared a dividend of $0.10 per share for the first quarter of fiscal 2004. The dividend, payable to shareholders of record on November 28, 2003, will be paid on December 12, 2003.

      2004 Earnings Outlook
      The Company also announced it will provide earnings guidance for fiscal year 2004 later this year, once its seed production acres in Texas, Arizona, and California have been harvested and the seed supply outlook becomes clearer.

      Conference Call
      D&PL will hold a conference call with the investment community to review this announcement on Tuesday, October 28, 2003, at 11:00 a.m. ET/ 10:00 a.m. CT. The call can be accessed by dialing 888-270-8028 (International, 706-679-0236), pass code: 3307787. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from 12:00 p.m. ET/ 11:00 a.m. CT on Tuesday, October 28th through 3:00 p.m. ET/2:00 p.m. CT on Monday, November 3, 2003, by dialing 800-642-1687 (International, 706-645-9291) and entering the pass code:
3307787.

      About Delta and Pine Land Company
      Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's website at www.deltaandpine.com.
                           # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect to the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                              August 31,          August 31,
                                                 2002                2003
                                          -----------------   ------------------

NET SALES AND LICENSING FEES               $         2,301     $          (796)
COST OF SALES                                        1,728                (779)
                                          -----------------   ------------------
GROSS PROFIT                                           573                 (17)

OPERATING EXPENSES:
      Research and development                       4,684               4,943
      Selling                                        2,423               2,736
      General and administrative                     3,543               3,645
                                          -----------------   ------------------
                                                    10,650              11,324
                                          -----------------   ------------------
SPECIAL CHARGES                                          -                   -
                                          -----------------   ------------------
OPERATING LOSS                                     (10,077)            (11,341)

INTEREST INCOME, net                                   151                 358
OTHER EXPENSE                                       (2,863)             (3,298)
EQUITY IN NET LOSS OF AFFILIATE                       (305)               (485)
MINORITY INTEREST IN LOSS /
(EARNINGS) OF SUBSIDIARIES                             663                (308)
                                          -----------------   ------------------

LOSS BEFORE INCOME TAXES                           (12,431)            (15,074)
INCOME TAX BENEFIT                                  (4,416)             (5,713)
                                          -----------------   ------------------

NET LOSS                                            (8,015)             (9,361)
DIVIDENDS ON PREFERRED STOCK                           (54)               (107)
                                          -----------------   ------------------
NET LOSS APPLICABLE TO COMMON SHARES       $        (8,069)    $        (9,468)
                                          =================   ==================

BASIC AND DILUTED NET LOSS PER SHARE       $         (0.21)    $         (0.25)
                                          =================   ==================

NUMBER OF SHARES USED IN BASIC AND DILUTED
       PER SHARE CALCULATIONS                       38,267              38,103
                                          =================   ==================

DIVIDENDS PER COMMON SHARE                 $          0.05     $          0.10
                                          =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE TWELVE MONTHS ENDED
                    (in thousands, except per share amounts)

                                   (Unaudited)

                                             August 31,           August 31,
                                               2002                 2003
                                          -----------------   ------------------

NET SALES AND LICENSING FEES               $       257,807     $       281,276
COST OF SALES                                      165,258             178,983
                                          -----------------   ------------------
GROSS PROFIT                                        92,549             102,293

OPERATING EXPENSES:
      Research and development                      18,122              18,295
      Selling                                       10,591              10,971
      General and administrative                    14,006              15,424
                                          -----------------   ------------------
                                                    42,719              44,690
                                          -----------------   ------------------
SPECIAL CHARGES                                          -                (962)
                                          -----------------   ------------------
OPERATING INCOME                                    49,830              56,641

INTEREST INCOME, net                                 1,247               1,100
OTHER EXPENSE                                       (6,468)            (12,112)
EQUITY IN NET LOSS OF AFFILIATE                       (305)             (1,977)
MINORITY INTEREST IN LOSS/
(EARNINGS) OF SUBSIDIARIES                           2,729              (1,104)
                                          -----------------   ------------------

INCOME BEFORE INCOME TAXES                          47,033              42,548
INCOME TAX PROVISION                                16,694              14,743
                                          -----------------   ------------------

NET INCOME                                          30,339              27,805
DIVIDENDS ON PREFERRED STOCK                          (213)               (288)
                                          -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES     $        30,126     $        27,517
                                          =================   ==================

NET INCOME APPLICABLE TO COMMON SHARES
BEFORE SPECIAL CHARGES                     $        30,126     $        28,146
                                          =================   ==================

BASIC EARNINGS PER SHARE:

NET INCOME BEFORE SPECIAL CHARGES          $          0.79     $          0.74
SPECIAL CHARGES, net of tax                              -               (0.02)
                                          -----------------   ------------------
NET INCOME                                 $          0.79     $          0.72
                                          =================   ==================

DILUTED EARNINGS PER SHARE:

NET INCOME BEFORE SPECIAL CHARGES          $          0.76     $          0.72
SPECIAL CHARGES, net of tax                              -               (0.02)
                                          -----------------   ------------------
NET INCOME                                 $          0.76     $          0.70
                                          =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
      PER SHARE CALCULATIONS                        38,362              38,113
                                          =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
      PER SHARE CALCULATIONS                        39,781              39,594
                                          =================   ==================

DIVIDENDS PER COMMON SHARE                 $          0.20     $          0.27
                                          =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                                      August 31,            August 31,
                                                                                        2002                   2003
                                                                                  -----------------   ------------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                     $       109,091     $       143,285
     Receivables, net                                                                      145,876             166,952
     Inventories                                                                            40,021              32,231
     Prepaid expenses                                                                        2,266               2,116
     Deferred income taxes                                                                  11,214              10,677
                                                                                  -----------------   ------------------
         Total current assets                                                              308,468             355,261
PROPERTY, PLANT and EQUIPMENT, net                                                          63,401              64,441

EXCESS OF COST OVER NET ASSETS OF
     BUSINESS ACQUIRED, net                                                                  4,187               4,183
INTANGIBLES, net                                                                             4,032               5,470
INVESTMENT IN AFFILIATE                                                                        695                 328
OTHER ASSETS                                                                                 2,359               1,869
                                                                                  -----------------   ------------------
                 Total non-current assets                                                   74,674              76,291
                                                                                  -----------------   ------------------
                                                                                   $       383,142     $       431,552
                                                                                  =================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Notes payable                                                                 $         1,763     $            40
     Accounts payable                                                                       16,447              17,966
     Accrued expenses                                                                      143,533             176,150
     Income taxes payable                                                                   12,381               9,894
                                                                                  -----------------   ------------------
         Total current liabilities                                                         174,124             204,050
                                                                                  -----------------   ------------------
LONG-TERM DEBT, less current maturities                                                      1,176               1,557
                                                                                  -----------------   ------------------
DEFERRED INCOME TAXES                                                                        3,121               5,220
                                                                                  -----------------   ------------------
MINORITY INTEREST IN SUBSIDIARIES                                                            2,514               3,618
                                                                                  -----------------   ------------------

STOCKHOLDERS' EQUITY:
     Preferred stock, par value $0.10 per share; 2,000,000 shares authorized:
         Series A Junior Participating Preferred, par value $0.10 per share;
            456,989 shares authorized; no shares issued or outstanding                           -                   -
         Series M Convertible Non-Voting Preferred, par value $0.10 per
            share; 1,066,667 shares authorized, issued and outstanding                         107                 107
    Common stock, par value $0.10 per share; 100,000,000 shares authorized;
               39,311,571 and 39,525,116 shares issued;
               38,204,405 and 38,107,850 shares outstanding                                  3,931               3,953
    Capital in excess of par value                                                          51,563              54,850
    Retained earnings                                                                      172,381             189,610
    Accumulated other comprehensive loss                                                    (5,939)             (5,442)
    Treasury stock, at cost; 1,107,166 and 1,417,266 shares                                (19,836)            (25,971)
                                                                                  -----------------   ------------------
         Total stockholders' equity                                                        202,207             217,107
                                                                                  -----------------   ------------------
                                                                                   $       383,142     $       431,552
                                                                                  =================   ==================


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE TWELVE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                             August 31,            August 31,
                                                                               2002                 2003
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                             $        30,339      $        27,805
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                6,815                7,759
       Noncash items associated with special charges and disposition of
         assets                                                                       910                  (34)
       Equity in net loss of affiliate                                                305                1,977
       Minority interest in net (loss) / income of subsidiaries                    (2,729)               1,104
       Change in deferred income taxes                                             (3,061)               3,315
       Changes in assets and liabilities:
              Receivables                                                          31,198              (20,804)
              Inventories                                                          (4,048)               7,849
              Prepaid expenses                                                        (21)                 144
              Intangibles and other assets                                           (115)                (133)
              Accounts payable                                                      1,616                1,473
              Accrued expenses                                                    (34,443)              30,114
              Income taxes payable                                                 (2,956)              (1,557)
                                                                         ------------------   -----------------
              Net cash provided by operating activities                            23,810               59,012
                                                                         ------------------   -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (8,384)              (8,298)
  Sale of investments and property                                                    411                   79
  Investment in affiliate                                                          (1,000)              (1,610)
  Purchase of minority interest in subsidiary                                      (4,838)                   -
                                                                         ------------------   -----------------
              Net cash used in investing activities                               (13,811)              (9,829)
                                                                         ------------------   -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                      (3,173)              (2,109)
  Payments of long-term debt                                                          (73)                   -
  Dividends paid                                                                   (7,881)             (10,576)
  Proceeds from long-term debt                                                        978                    -
  Proceeds from short-term debt                                                     3,044                  467
  Payments to acquire treasury stock                                               (9,960)              (6,135)
  Minority interest in dividends paid by subsidiaries                                (446)                   -
  Proceeds from exercise of stock options                                           2,527                2,484
                                                                         ------------------   -----------------
              Net cash used in financing activities                               (14,984)             (15,869)
                                                                         ------------------   -----------------
EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                             73                  880
                                                                         ------------------   -----------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                               (4,912)              34,194
CASH AND CASH EQUIVALENTS, beginning of year                                      114,003              109,091
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, end of year                                   $        109,091      $       143,285
                                                                         ==================   =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest, net of capitalized interest                              $            900      $            60
      Income taxes                                                       $         21,100      $        13,400
   Noncash financing activities:
      Tax benefit of stock option exercises                              $            700      $           800